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                                                                     Exhibit 5.1


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
                                              53rd at Third
                                              885 Third Avenue
                                              New York, New York 10022-4802
                                              Tel: (212) 906-1200  Fax: (212) 751-4864
                                              www.lw.com
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                                              FIRM / AFFILIATE OFFICES
                                              Boston        New Jersey
                                              Brussels      New York
                                              Chicago       Northern Virginia
                                              Frankfurt     Orange County
September 19, 2003                            Hamburg       Paris
                                              Hong Kong     San Diego
                                              London        San Francisco
                                              Los Angeles   Silicon Valley
                                              Milan         Singapore
                                              Moscow        Tokyo
Hyundai ABS Funding Corporation                             Washington, D.C.
10550 Talbert Avenue
Fountain Valley, California 92708             File No. 021832-0022
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             Re:  Hyundai ABS Funding Corporation: Registration Statement
                  on Form S-3 (Registration No. 333-108545)

Ladies and Gentlemen:

         We have acted as special counsel for Hyundai ABS Funding Corporation, a Delaware corporation (the "Company"), in connection with the above-captioned registration statement (such registration statement, together with the form of prospectus supplement (the "Prospectus Supplement(s)") and the form of prospectus (the "Prospectus") and the exhibits and any amendments thereto, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "SEC") on September 5, 2003, in connection with the registration by the company of Asset Backed Notes (the "Notes"). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by a common law or statutory trust (each, a "Trust") to be formed by the Company pursuant to a trust agreement entered into by and among the Company, a trustee and an administrator, or a limited liability company (each, an "LLC") to be formed by the Company pursuant to a limited liability company agreement. For each series, the Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust or LLC, as the case may be, and an indenture trustee (the "Indenture Trustee").

         In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes, and for purposes of this letter, have assumed such proceedings will be timely completed. We have examined copies of such documents as we have deemed necessary or appropriate for the purposes of this letter, including the Registration Statement, the Prospectus Supplement, the Prospectus and, in each case as filed as an exhibit to the Registration Statement, the form of Indenture (including the form of Notes included as exhibits thereto), the form of trust agreement, the form of receivables purchase agreement and the form of sale and servicing agreement.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. For purposes of this letter, we have assumed that




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Hyundai ABS Funding Corporation
September 19, 2003
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proper proceedings in connection with the authorization and issuance of the
Notes will be timely and properly completed, in accordance with all requirements of applicable federal and New York laws and the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder (the "Delaware GCL"), in the manner presently proposed.

         As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

         We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States and the internal laws of the State of New York normally applicable to transactions similar to the issuance of the Notes by the Trust or LLC ("Applicable Laws"), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof: when (a) the Notes have been duly executed and issued by the related Trust or LLC and authenticated by the Indenture Trustee and sold by the Company or by the Trust or LLC, at the direction of the Company, as applicable, and payment therefor shall have been received by the Trust or LLC in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by Applicable Laws have all become effective under the Securities Act of 1933, as amended, and assuming that (i) the terms of the Notes as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s),
(ii) the Notes as executed and delivered do not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Trust or LLC, (iii) the Notes as executed and delivered comply with all requirements and restrictions, if any, applicable to the Trust or LLC, whether imposed by any court or governmental or regulatory body having jurisdiction over the Trust or LLC and (iv) the Notes are then issued and sold as contemplated in the Registration Statement and the related Prospectus Supplement(s), the Notes will constitute valid and legally binding obligations of the Trust or LLC, enforceable against the Trust or LLC in accordance with the terms of the Notes.

         The opinions set forth above are subject to the following exceptions, limitations and qualifications:

         (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfers or other similar laws relating to or affecting the rights or remedies of creditors;

         (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought;




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Hyundai ABS Funding Corporation
September 19, 2003
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         (iii) the unenforceability under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

         (iv) we express no opinion with respect to the enforceability of (a) consents to, or restrictions upon, judicial relief or, except for provisions by which a party agrees to submit to the jurisdiction of the New York courts in respect of any action or proceeding arising out of or relating to the relevant documents, jurisdiction or venue; (b) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (c) provisions for exclusivity, election or cumulation of rights or remedies; (d) restrictions upon non-written modifications and waivers;
(e) provisions authorizing or validating conclusive or discretionary determinations; (f) grants of setoff rights; (g) provisions for the payment of attorneys' fees where such payment is contrary to law or public policy; (h) proxies, powers and trusts; (i) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; and (j) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies.

         We assume for purposes of this letter that each party to each applicable Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each party thereto is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by each party thereto and constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; that the Indenture Trustee is in compliance, generally and with respect to acting as Indenture Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Indenture Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

         We consent to your filing this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus and "Legal Opinions" in the Prospectus Supplement included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the SEC promulgated thereunder.

         This letter may not be relied upon by you for any other purpose without our prior written consent.

                                         Very truly yours,

                                         /s/ Latham & Watkins LLP

                                         Latham & Watkins LLP